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Exhibit 3.63

[QUÉBEC LOGO]
L'Inspecteur général des institutions financières	Form 1 ARTICLES OF INCORPORATION Companies Act Part 1A

1	Corporate name or number
PLASTIQUES CASCADES (1983) INC.

2	Judicial district of Québec where the company has its head office	3	Exact number or maximum and minimum no. of directors	4	Effective date if later than filing date
Drummond		Min. 1 Max. 10

5	Description of share capital
The authorized share capital of the company consists of an unlimited number of common shares, an unlimited number of Class "A" preferred shares and a number of Class "B" preferred shares.

6	Restrictions on share transfers, if any
Schedule I

7	Limitations on its activities, if any
N/A

8	Other provisions
Schedule II

9	Founders
Surname and first name	Address including postal code (if a corporation, indicate the head office and statute of incorporation)	Profession	Signature of each Founder (if a corporation, signature of authorized person)
AUBERT, Jacques	404 Rue Marie-Victorin Kingsey Falls, Québec J0A 1B0	Notary	(sgd)

If insufficient space, attach a schedule

Reserved for administration			2154-2212
Government of Québec Filed 1983 04 18
Inspector General of Financial Institutions
[GRAPHIC] DAB MULTIMEDIA

Government of Québec
 Inspector General of
Financial Institutions

Form 5 ARTICLES OF AMENDMENT Companies Act Part 1A

1.	Corporate name or number
PLASTIQUES CASCADES INC.

2.	The articles of the company are amended as follows:
	2.1	By changing the name of the company to: PLASTIQUES CASCADES INC.;
2.2
By creating an unlimited number of Class "A" preferred shares, Series 1. The rights, privileges, conditions and restrictions attaching to the Class "A" preferred shares, Series 1, are described in Schedule 1 attached hereto which forms an integral part of this form;
2.3
By converting the Class "A" preferred shares issued and outstanding into Class "A" preferred shares, Series 1, on the basis of one Class "A" preferred share for one Class "A" preferred share, Series 1.

Effective date, if different from the date of filing (see instructions)		Corporate name (or number) prior to the amendment, if different from that mentioned in Box 1
N/A		PLASTIQUES CASCADES (1983) INC.

Authorized signature		Position of signatory: Director
(signed) Laurent Lemaire
Reserved for the administration		2154-2212
Government of Québec Filed 1985-08-06
Inspector General of Financial Institutions

PLASTIQUES CASCADES INC.

SCHEDULE 1

CLASS "A" PREFERRED SHARES, SERIES 1

1.
In addition to the rights, privileges, conditions and restrictions attaching to the Class "A" preferred shares, as a class, the Class "A" preferred shares, Series 1 carry the rights, privileges, conditions and restrictions set forth hereinafter.

  Voting

  1.1
  Except as expressly provided in the Companies Act (the "Act"), the holders of Class "A" preferred shares, Series 1 shall as such not be entitled to vote at or receive notices of meetings of the shareholders nor to attend same;

  Dividends and Participation

  1.2
  The holders of Class "A" preferred shares, Series 1 shall be entitled to receive, in each fiscal year, when declared by the directors and out of the funds of the Company that may then legally be used for such purpose, a fixed, non-cumulative, preferential dividend at the rate of ten percent (10%) of the amount received by the Company in consideration of each share that they hold.

  1.3
  The holders of Class "A" preferred shares, Series 1 shall not be entitled to any dividends, and if such preferential dividends are not declared in whole or in part during a fiscal year, their right to receive such dividends or the balance of such dividends for such fiscal year shall be forever extinguished.

  Redemption

  1.4
  Subject to the relevant provisions of the Act, the Class "A" preferred shares, Series 1 shall be redeemable at all times, in whole or in part, at the option of the Company. Any partial redemption shall be made in proportion to the number of shares held by each shareholder, as indicated in the books of the Company, on the date the notice of redemption is given, without taking into account fractional shares. However, the shares to be redeemed may be selected otherwise with the unanimous consent of the holders of all of the shares subject to redemption that are then outstanding.

  1.5
  At least ten (10) days prior to the date set for redemption, the Company shall give notice thereof to each holder of the shares subject to redemption. Such notice shall be sent to the address of the holder indicated in the books of the Company or, failing this, to his last known address. However, the involuntary omission to send the notice to one or more holders shall not impair the validity of the redemption of such shares.

  1.6
  Once the notice has been given and as of the date set for redemption (unless the Company does not make the required funds available for the payment of the redemption price), the holders of the shares subject to redemption shall cease to benefit from the rights attaching to such shares, except the right to receive the redemption price upon surrender of the certificates for the redeemed shares.

  1.7
  However, if the Company declares that it will deposit the redemption price, on or before the date set for redemption, with a bank or a trust company specified in the notice, the holders of the shares subject to redemption shall cease, as of the date of deposit, to benefit from the rights attaching to such shares and they shall rely only upon the depository of the funds to obtain the redemption price; they shall in no event deal directly with the Company. After the date set for redemption, in the case of the above-mentioned deposit, the holders of the redeemed shares shall be entitled, each of them ratably, to the interest that the bank or trust company may grant on the funds deposited.

  1.8
  The redemption price for one Class "A" preferred share, Series 1 shall consist of a sum equal to the amount received by the Company upon the issuance of such share and the dividends then declared but unpaid, if any.

  Obligation to Redeem

  1.9
  Subject to the provisions of the Act, the Company shall have an obligation to redeem the Class "A" preferred shares, Series 1 from a holder making a written request therefor at their redemption price and in the proportion established by the holder.

  Purchase

  1.10
  Subject to the relevant provisions of the Act, the Company shall also be entitled, at any time and from time to time, to purchase by private agreement all or part of the Class "A" preferred shares, Series 1 outstanding at a price that shall not exceed their redemption price.

  Cancellation of Shares

  1.11
  The Class "A" preferred shares, Series 1 redeemed or purchased in accordance with the foregoing provisions shall be cancelled.

***

2

SCHEDULE 1

The authorized share capital of the Company consists of an unlimited number of common shares, an unlimited number of Class "A" preferred shares and an unlimited number of Class "B" preferred shares.

COMMON SHARES

1.
The common shares shall confer on their holder the right to

  VOTE

  1.1
  Vote on the basis of one vote per share at all meetings of shareholders, except those where only the holders of certain specific classes of shares are entitled to vote;

  DIVIDENDS

  1.2
  Subject to the rights of the holders of other classes of shares, receive dividends declared by the Company; and

  LIQUIDATION

  1.3
  Share in the remaining property upon the liquidation of the Company.

CLASS "A" AND CLASS "B" PREFERRED SHARES

2.
The rights, privileges, conditions and restrictions attaching to the Class "A" and Class "B" preferred shares of the Company are as follows:

  ISSUANCE IN SERIES

  2.1
  The Class "A" and Class "B" preferred shares may be issued in series, as hereinafter provided, and shall rank equally among themselves within their respective class for the payment of dividends and return of capital.

  2.2
  Subject to the provisions of the Companies Act and the following provisions, which shall apply to the Class "A" and Class "B" preferred shares of all series, and all the conditions regarding all series of Class "A" or Class "B" preferred shares outstanding, the directors of the Company shall be entitled to determine by resolution duly passed prior to the issuance of the Class "A" or Class "B" preferred shares of each series and without any requirement to pass by-laws to be ratified by the shareholders, to divide the Class "A" or Class "B" preferred shares into series and to determine the number of shares per series and the designations, rights, privileges, restrictions and conditions of each series of Class "A" or Class "B" preferred shares, including, but without limiting the generality of the foregoing, the rate, amount or method of calculation and the terms of payment of dividends, cumulative or otherwise, the terms and conditions of redemption

    (including redemption at the option of the holder), purchase or conversion, and the provisions regarding any sinking fund or purchase fund.

  2.3
  The directors may, prior to issuing Class "A" or Class "B" preferred shares of any series, amend the articles of the Company in order to indicate therein, as the case may be, the number and designation as well as the rights, privileges, conditions and restrictions determined for the Class "A" or Class "B" preferred shares of such series.

  DIVIDENDS

  2.4
  The registered holders of any series of Class "A" and Class "B" preferred shares shall be entitled to receive, in each fiscal year of the Company or based on any other frequency, preferential dividends which shall be cumulative or non-cumulative and shall be payable at the times, at the rates or for the amounts and at the place or places as may be determined by the directors for each series prior to the issuance of any Class "A" or Class "B" preferred shares of such series.

  2.5
  No dividends may be declared and paid or set aside for payment in a fiscal year on the Class "B" preferred shares, the common shares or on any other share of any other class of the share capital of the Company ranking after the Class "A" preferred shares unless the current dividend and all dividends accrued but unpaid on all of the Class "A" preferred shares of the cumulative dividend series then outstanding have been declared and paid or set aside for payment, and the dividends on the Class "A" preferred shares of the non-cumulative dividend series then outstanding have been declared and paid or set aside for payment.

  2.6
  No dividends may be declared and paid or set aside for payment in a fiscal year on the common shares or on any other share of any other class of the share capital of the Company ranking after the Class "B" preferred shares unless the current dividend and all dividends accrued but unpaid on all of the Class "B" preferred shares of the cumulative dividend series then outstanding have been declared and paid or set aside for payment, and the dividends on the Class "B" preferred shares of the non-cumulative dividend series then outstanding have been declared and paid or set aside for payment.

  2.7
  Dividends on any Class "A" and Class "B" preferred shares in the cumulative dividend series shall begin to accrue as of a date which shall be within six (6) months of the respective dates of issuance of each series and which, upon each issuance, shall be set by the directors prior to the issuance of the Class "A" and Class "B" preferred shares of such series and in the event such a date has not been set, the dividends shall begin to accrue as of the date of issuance.

  2.8
  The holders of the Class "A" and Class "B" preferred shares shall not be entitled to any additional dividend other than the specific preferential dividends that have been determined, with respect to each series, under the rights, privileges, restrictions and conditions for the Class "A" and Class "B" preferred shares of such series.

  LIQUIDATION OR DISSOLUTION

  2.9
  In the event of the liquidation or dissolution of the Company or other distribution of its assets to its shareholders, the holders of Class "A" and Class "B" preferred shares shall be entitled to receive, out of the assets of the Company, the amount paid in consideration of each share held by them and, in the case of Class "A" or Class "B" preferred shares of a cumulative dividend series, all dividends then accrued thereon but unpaid and, in the case of Class "A" or Class "B" preferred shares of a non-cumulative dividend series, all dividends then declared thereon but unpaid, plus any other amounts determined by the directors for each series prior to the issuance of any Class "A" or Class "B" preferred shares of such series. After receiving payment of the sums due to them under the foregoing provisions, the holders of Class "A" and Class "B" preferred shares shall not be entitled to any other distribution of assets.

  2.10
  The holders of Class "A" preferred shares shall be entitled to receive the sums referred to above in priority to the holders of Class "B" preferred shares, common shares and any other shares of any other class of the Company's share capital ranking after the Class "A" preferred shares. The holders of Class "B" preferred shares shall have the same rights with respect to the holders of common shares and of any other shares of any class of the Company's share capital ranking after the Class "B" preferred shares.

  2.11
  If the Company's assets are not sufficient to fully pay the amount due to the holders of Class "A" and Class "B" preferred shares, such assets shall be distributed ratably among the holders of the Class "A" preferred shares outstanding, according to their respective entitlement, in priority to the holders of the Class "B" preferred shares.

  2.12
  If the Company's assets are sufficient to fully pay the amount due to the holders of Class "A" preferred shares but not sufficient to fully pay the amount due to the holders of Class "B" preferred shares, the remaining property of the Company shall be distributed ratably among the holders of the Class "B" preferred shares outstanding, according to their respective entitlement.

  VOTING

  2.13
  Save for express provisions to the contrary set forth herein and in the Companies Act, the holders of Class "A" and Class "B" preferred shares shall as such not be entitled to vote at or receive notices of meetings of shareholders or attend same.

  CREATION OR ISSUANCE OF SHARES OF EQUAL OR PRIOR RANK

  2.14
  The Company shall not, without the prior consent of the holders of Class "A" preferred shares, as a class, given as hereinafter provided (subject, at all times, to any other requirements of the Companies Act), create shares of another class ranking prior or equal to the Class "A" preferred shares. The Company shall not, without the prior consent of the holders of the Class "A" preferred shares, as a class, given as hereinafter provided (subject, at all times, to any other requirements of the Companies Act), issue additional series of Class "A" preferred shares or shares of other classes ranking equally with or prior to the Class "A" preferred shares unless, at the date of such issuance, all of the cumulative dividends up to and including payment of dividends for the last complete period for which such cumulative dividends were payable, have been declared and paid or set aside for payment with respect to each series of Class "A" preferred shares with cumulative dividends then issued and outstanding, and that any non-cumulative dividend declared but unpaid has been paid or set aside for payment with respect to each series of Class "A" preferred shares with non-cumulative dividends then issued and outstanding.

  2.15
  The Company shall not, without the prior consent of the holders of Class "B" preferred shares, as a class, given as hereinafter provided (subject, at all times, to any other requirements of the Companies Act), create shares of another class ranking prior or equal to the Class "B" preferred shares, except for any series of Class "A" preferred shares which the directors are authorized to issue. The Company shall not, without the prior consent of the holders of the Class "B" preferred shares, as a class, given as hereinafter provided (subject, at all times, to any other requirements of the Companies Act), issue additional series of Class "B" preferred shares or shares of another class ranking equally with or prior to the Class "B" preferred shares unless, at the date of such issuance, all of the cumulative dividends up to and including payment of dividends for the last complete period for which such cumulative dividends are payable, have been declared and paid or set aside for payment with respect to each series of Class "B" preferred shares with cumulative dividends then issued and outstanding, and that each non-cumulative dividend declared but unpaid has been paid or set aside for payment with respect to each series of Class "B" preferred shares with non-cumulative dividends then issued and outstanding.

  AMENDMENT AND APPROVAL OF THE HOLDERS OF CLASS "A" AND CLASS "B" PREFERRED SHARES

  2.16
  The specific provisions hereof relating to the Class "A" and the Class "B" preferred shares and those of paragraphs 2.16 to 21 inclusively shall not be deleted, amended or supplemented, in whole or in part, except with the approval of the holders of the class of preferred shares so affected given as indicated hereinafter.

  2.17
  The approval of the holders of the Class "A" and Class "B" preferred shares in connection with any issue mentioned above may be given in writing, by the holders of all of the preferred shares of the class so affected then outstanding, or by a resolution duly passed by at least 2/3 of the votes cast by or on behalf of the holders of preferred shares of the class so affected at a meeting of its shareholders duly held for such purpose. At this meeting, the holders of the majority of the outstanding preferred shares of the class so affected must be present or represented by proxy.

  2.18
  However, if at such initial meeting the holders of the majority of the preferred shares of the class so affected are not present or represented by proxy within thirty (30) minutes of the time set for the meeting, the meeting shall then be adjourned to the date, time and place set by the chairman of the meeting and at least fifteen (15) days later. At such adjourned meeting, the holders of preferred shares of the class so affected present or represented by proxy, whether or not they hold the majority of the preferred shares of the class so affected then outstanding, may deal with the issues with respect to which the meeting was initially called and a resolution duly passed by at least 2/3 of the votes cast at such adjourned meeting shall be in lieu and place of the approval of the holders of the preferred shares of the class so affected mentioned above.

  2.19
  Notice of the initial meeting of the holders of the class so affected shall be given at least fifteen (15) days prior to the date set for the meeting setting forth the nature of the issues to be dealt with and the wording of any special resolution to be submitted to the meeting. In the case of an adjournment of less than thirty (30) days, no notice of the adjourned meeting, other than the announcement made at the initial meeting, will be necessary. If the adjournment is for thirty (30) days or more, notice of the adjourned meeting shall be given in accordance with the by-laws of the Company. The procedure for sending notices of initial or adjourned meetings, as well as the holding thereof, shall be as prescribed by the by-laws of the Company with respect to meetings of shareholders.

  2.20
  If the deletions, amendments or supplements to the provisions mentioned above particularly affect the rights of holders of Class "A" or Class "B" preferred shares of any series differently than the way in which the rights of the holders of Class "A" or Class "B" preferred shares of any other series are affected, such deletions, amendments and supplements shall, in addition to being approved by the holders of Class "A" or Class "B" preferred shares as indicated above, be approved by the holders of Class "A" or Class "B" preferred shares of the series so particularly affected. Such approval may be given in writing by the holders of all of the Class "A" or Class "B" preferred shares of such series or by a resolution enacted by at least 2/3 of the votes cast at a meeting of the holders of the Class "A" or Class "B" preferred shares of such series, and the provisions respecting the holding of such meeting as hereinabove described shall apply mutatis mutandis.

  2.21
  At any meetings of the holders of Class "A" or Class "B" preferred shares held with or without distinction as to series, each holder shall be entitled to one vote for each preferred Class "A" or Class "B" preferred share held by him.

***

SCHEDULE II

1.
No shares of the share capital of the Company may be transferred without the consent of the Board of Directors evidenced by resolution or the consent of shareholders given at a general meeting, annual or special.

2.
The number of shareholders of the Company shall be limited to fifty (50), not including its employees or those who have previously been employed by it and who were shareholders of the Company while working for it and who have continued to be so thereafter, two (2) or more persons jointly holding one (1) or more shares being counted as a single shareholder.

3.
Public offerings for securities of the Company are prohibited.

4.
So long as the Company has not made a public distribution of its securities:

4.1
the election of its directors may take place outside Québec;

4.2
the annual meeting of the Company may be held outside Québec; and

4.3
the shareholders may participate in and vote at meetings of shareholders by any means permitting all participants to communicate among themselves, including by telephone.

5.
The shares may not be sold, given, disposed of, exchanged or transferred in any manner whatsoever, except in the event of death, unless they have been previously offered to the duly registered holders of the shares of the Company in proportion to the number of shares already held in the distributed share capital of the Company.

5.1
In the event one of the shareholders fails to avail himself of such right and benefit, his share shall accrue to the other holders in proportion to the shares they hold;

5.2
The offer to sell shall be made to the Secretary of the Company, in writing, and the Secretary of the Company shall, within sixty (60) days, inquire with the other shareholders whether they intend to purchase the shares offered; such sixty (60)-day period shall be computed from the date the written offer of sale is received by the Secretary.

5.3
The price defined for the shares shall not be greater than the price determined by the auditors of the Company in the last balance sheet of the Company, without taking goodwill into account.

5.4
The foregoing conditions may be waived with respect to a transfer of shares provided the holders of at least seventy-five percent (75%) of the distributed shares consent thereto in writing.

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  Exhibit 3.63
PLASTIQUES CASCADES INC. SCHEDULE 1 CLASS "A" PREFERRED SHARES, SERIES 1
SCHEDULE 1
SCHEDULE II